Exhibit 10.3

Option No. «grantnumber»

HMS HOLDINGS CORP.

Non-Qualified Stock Option Agreement

     THIS AGREEMENT, made as of the «grantdate» between HMS HOLDINGS CORP., a New York corporation (the “Corporation”), and «first» «last» (the “Optionee”), is pursuant to either the 1995 Non-Employee Director Stock Option Plan or the 1999 Long-Term Incentive Stock Plan of the Corporation (each of which is hereinafter referred to as “the Plan”). The Plans, as adopted by the Board of Directors (the “Board”), was approved by the shareholders (the “Shareholders”) of the Corporation on March 7, 1995 and March 9, 1999, respectively. Said Plan, as it may hereafter be amended and continued by the Board of Directors and the Shareholders, is incorporated herein by reference and made a part of this Agreement.

     The Plan is administered by the Compensation Committee (the “Committee”) of the Board, as defined in the Plan. The Board has determined that it would be to the advantage and interest of the Corporation and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Corporation, or a Parent or a Subsidiary thereof, and as incentive for increased efforts during such service.

     NOW, THEREFORE, pursuant to the Plan, the Corporation, with the approval of the Committee, hereby grants to the Optionee as of the date hereof an option (the “Option”) to purchase all or any part of an aggregate of «granted_» shares of the Corporation’s common shares, $.01 par value per share (the “Common Stock”), at «exerciseprice» per share upon the following terms and conditions:

     1. The Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on «expiration» (hereinafter referred to as the “Expiration Date”).

HMS Holdings Corp. Stock Option Number «grantnumber»

     2. The Optionee’s right and option to purchase shares of Common Stock pursuant to the Option shall vest as follows:

«v1date»		«v1shares» shares
«v2date»	an additional	«v2shares» shares
«v3date»	an additional	«v3shares» shares

     3. Once the Option has vested in accordance with the preceding Section 2, it shall continue to be exercisable until the earlier of the termination of the Optionee’s rights hereunder pursuant to Section 5, or the Expiration Date. A partial exercise of the Option shall not affect the Optionee’s right to exercise the Option with respect to the remaining shares subject thereto, subject to the conditions of the Plan and this Agreement. Full payment for shares acquired shall be made in cash at or prior to the time that an Option, or any part thereof, is exercised.

     4. (a) Except as provided in Section 5, the Option may not be exercised unless the Optionee is, at the time of exercise, a Participant, as defined in the Plan, of the Corporation or of a Parent or Subsidiary, as defined in the Plan, thereof (collectively hereinafter referred to as the “Corporation”). The Option shall not be affected by any change of duties so long as the Optionee continues to be in the service of the Corporation. A leave of absence or an interruption in service (including an interruption during military service) authorized or approved by the Corporation shall not be deemed an interruption of service for the purposes of Section 5.

          (b) No partial exercise of the Option may be for less than 100 full shares (or less than all the shares as to which the Option is exercisable, if less than 100 shares), and in no event shall the Corporation be required to issue any fractional shares.

     5. In the event the Optionee shall cease to be in the service of the Corporation for any reason, including but not limited to by reason of the Optionee’s death or disability, all unexercised Options held by the Optionee which are not then exercisable by the Optionee shall lapse effective the date of termination of service to the Corporation. To the extent not theretofore exercised, any Options held by the Optionee which are then exercisable shall terminate as follows: If service to the Corporation is terminated for any

HMS Holdings Corp. Stock Option Number «grantnumber»

reason other than “for cause”, disability, as defined below, or death, any then exercisable Options shall terminate upon the expiration of one month after the termination of service to the Corporation. If service to the Corporation terminates because of a permanent and total disability as defined by Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) as it now exists or may hereafter be amended or because of death any then exercisable Options shall terminate upon the expiration of one year after the termination of service to the Corporation. If the termination is “for cause” as determined by the Board, which shall be deemed to mean the deliberate gross misconduct of the Optionee or the violation by the Optionee, after any such termination, of the terms of a Restrictive covenant and Confidentiality/Non-Disclosure Agreement with the Corporation, any then exercisable Options shall terminate upon the termination of service to the Corporation.

     6. Nothing in this Agreement shall confer upon the Optionee any right to continue in the service of the Corporation or affect the right of the Corporation to terminate the Optionee’s service at any time.

     7. (a) The Optionee may exercise the Option with respect to all or any part of the shares then exercisable by giving the Corporation written notice at 401 Park Avenue South, New York, New York 10016. Such notice shall specify the number of shares as to which the Option is being exercised and shall be preceded or accompanied by payment in full in accordance with Section 3 hereof.

          (b) Prior to or concurrently with delivery by the Corporation to the Optionee of a certificate(s) representing such shares, the Optionee shall:

     (i) upon notification of the amount due, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements; and

     (ii) if such shares are not currently or effectively registered under the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws, give satisfactory assurance in writing signed by the Optionee or his legal representative, as the case may be, that such shares

HMS Holdings Corp. Stock Option Number «grantnumber»

are being purchased for investment and not with a view to the distribution thereof.

          (c) As soon as practicable after receipt of the notice and payment referred to in subparagraph (a) of this Section 7, the Corporation shall cause to be delivered to the Optionee at the office of the Corporation at 401 Park Avenue South, New York, New York 10016 or such other place as may be mutually acceptable to the Corporation and the Optionee, a certificate or certificates for such shares; provided however, that the time of such delivery may be postponed by the Corporation for such period of time as may be required for the Corporation, with reasonable diligence, to comply with applicable registration requirements under the Act, the Securities Exchange Act of 1934, as amended, and any requirements under any other law or regulation applicable to the issuance or transfer of shares. If the Optionee fails for any reason to accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, his right to purchase such undelivered shares may be terminated.

     8. If the total outstanding shares of Common Stock of the Corporation shall be increased or decreased or changed into or the exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in stock, then the Board shall proportionally adjust the number of shares (and price per share) subject to the unexercised portion of this Option (to the nearest possible full share) subject in all cases to the limitations of Section 425 of the Code.

     9. This Option shall not be transferable other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee. In the event of any attempt by the Optionee to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right hereunder, except as provided for herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate this Option by notice to the Optionee and it shall thereupon become null and void.

HMS Holdings Corp. Stock Option Number «grantnumber»

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by a duly authorized officer, and the Optionee has affixed his signature hereto.

By: HMS HOLDINGS CORP.

Signature:

William F. Miller III
Chairman and Chief Executive Officer

Date:	«grantdate»

     The undersigned reaffirms his (her) obligations under a previously executed Restrictive Covenant/Non-Compete Agreement with the Corporation and agrees that his (her) reaffirmation of such obligations is an inducement to the Corporation to grant the Option covered by this Agreement.

Optionee:

«first» «last»

Date: